UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 8, 2006

                        STATSURE DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     000-21284                  91-1549305
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


                     1 Clarks Hill Rd., Framingham MA 01702
          (Address of principal executive offices, including Zip Code)

                                 (508) 872-2625
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES


      On June 8, 2008 StatSure Diagnostic Systerms, Inc. (the "Company) sold $2.150 million of its 8% Series 2006 A Convertible Preferred Stock (the "Preferred Stock") in a private placement to certain institutional investors. The Company received net proceeds of $1,956,490.

In connection with the issuance of the Preferred Stock, the Company issued 2,015,625 common share purchase warrants exercisable for five years at an exercise price of $1.50. The Company paid a finder's fee of 9% in cash and 470,312 common share purchase warrants to Chardan Capital Markets, LLC.

      The Preferred Stock is initially convertible to common shares at $.80. The price is adjustable if, during the next five years and while the Preferred Stock and warrants remain outstanding, the Company enters into one or more financing transactions involving the issue of common stock or securities convertible or exercisable for common stock at a lower conversion price or exercise price, and is also subject to further adjustments in the event the Company fails to meet certain objectives. Dividends accrue on the Preferred Stock at the rate of 8% per annum, in cash or, at the Company's option, shares of common stock at the earlier of the conversion date or, commencing August 31, 2006, the quarterly payment date. The Preferred Stock is mandatory convertible at the option of the Company in the event the closing bid price of the stock exceeds $2.50 for twenty
(20) trading days. In the event of a merger or sale of more than 50% of the Company, or in the event shares of common stock issuable upon the conversion of Preferred Stock or exercise of the warrants fail or cease to be registered as contemplated by the terms of the financing, the Preferred Stock is redeemable at a price of $1,000 per share plus any accrued and unpaid dividends payable thereon.

      The Company has agreed to file a Registration Statement within thirty (30) business days after closing to register the common shares issuable upon conversion of the Preferred Stock and exercise of the warrants.

      The offering was made only to accredited investors in accordance with
Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

99.1           Press Release dated June 13, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: June 13, 2006
                                        /s/ Steve Peltzman
                                        -----------------
                                        Steve Peltzman
                                        Chief Executive Officer